Exhibit 10




                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557
                            TELEPHONE: (212) 839-5300
                            FACSIMILE: (212) 839-5599


                                                                October 28, 1996


Merrill Lynch Global SmallCap Fund, Inc.
P.O. Box 9011
Princeton, New Jersey  08543-9011


Ladies and Gentlemen:

         This opinion is furnished in connection with the registration by Merrill Lynch Global SmallCap Fund, Inc., a Maryland corporation (the "Fund"), of shares of common stock, par value $0.10 per share, of the Fund (the "Shares"), under the Securities Act of 1933, as amended, pursuant to the Fund's registration statement on Form N-1A (File No. 33-53399), as amended (the "Registration Statement"), in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.
         As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock.
         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.

                                                            Very truly yours,
                                                            /s/ Brown & Wood LLP



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